Exhibit 21.1

Subsidiaries of Arxis, Inc.

Name of Subsidiary	Jurisdiction of Incorporation or Organization

Advanced Defense Solutions Technologies LLC	Connecticut, United States

AkroFire, LLC	Kansas, United States

Arcline Engineered Polymer Holdco LLC	Delaware, United States

Arcline Engineered Polymer MidCo LLC	Delaware, United States

Arcline Engineered Polymer TopCo LLC	Delaware, United States

Arcline Engineered Polymer TopCo, LP	Delaware, United States

ASC Continental AG	Switzerland

Bal Seal Asia, Ltd.	Hong Kong

Bal Seal Engineering Europe BV	Netherlands

Bal Seal Engineering, LLC	California, United States

BEI Precision Systems & Space Company, Inc.	Delaware, United States

Connector Intermediate HoldCo, LLC	Delaware, United States

Connector Midco, LLC	Delaware, United States

Connector TopCo GP LLC	Delaware, United States

Connector TopCo, LP	Delaware, United States

Corry Micronics, LLC	Delaware, United States

Creavey Seal Company	Pennsylvania, United States

Cristek Interconnects, LLC	Delaware, United States

Crosslink Technology Holdings Limited	United Kingdom

Custom Interconnects, LLC	Colorado, United States

Elektromágneses Cikkek International Kereskedelmi és Szolgáltató Korlátolt Felelősségű Társaság	Hungary

Name of Subsidiary	Jurisdiction of Incorporation or Organization

Edinburgh Connector Company, LLC	Indiana, United States

Evans Capacitor Company, LLC	Delaware, United States

EXTEX Engineered Products, Inc.	Delaware, United States

FilConn, LLC	Delaware, United States

GRW Bearing GmbH	Germany

GRW CR S.R.O	Czechia

GRW High Precision Bearing, LP	Virginia, United States

Gebr. Reinfurt GmbH & Co. KG	Germany

GRW Management Inc.	Virginia, United States

Hampshire Mouldings Limited	United Kingdom

Hawkeye IntermediateCo LLC	Delaware, United States

Hawkeye MidCo LLC	Delaware, United States

Hawkeye Topco GP LLC	Delaware, United States

Hawkeye TopCo, LP	Delaware, United States

Hermetic Solutions Group, Inc.	Delaware, United States

Hi-Rel Alloys, ULC	Canada

Hi-Rel Canada Acquisition Corp, LLC	Delaware, United States

Hi-Rel Group, LLC	Delaware, United States

Hi-Rel Lids AC Ltd.	United Kingdom

Hi-Rel Lids Limited	United Kingdom

Hi-Rel Products, LLC	Delaware, United States

Hi-Rel UK HoldCo, LLC	Delaware, United States

HSG Intermediate HoldCo, LLC	Delaware, United States

ECI Hungary DE LLC	Delaware, United States

Icon Aerospace Technology Limited	United Kingdom

International Rubber Products, Inc.	Nevada, United States

Name of Subsidiary	Jurisdiction of Incorporation or Organization

Jetrac Limited	United Kingdom

Joy Signal Technology, LLC	Ohio, United States

Kaman Acquisition USA, Inc.	Delaware, United States

Kaman Aerospace Corporation	Delaware, United States

Kaman Aerospace Group, Inc.	Connecticut, United States

Kaman Corporation	Connecticut, United States

Kaman Engineering Services, Inc.	Washington, United States

Kaman Holding Germany GmbH	Germany

Kaman Lux Holding, Sarl	Luxembourg

Kaman Measuring & Memory, LLC	Delaware, United States

Kaman Specialty Bearings & Engineered Products, GmbH	Germany

Kaman Specialty Bearings Pte. Ltd.	Singapore

Kaman X Corporation	Connecticut, United States

Kamatics Corporation	Connecticut, United States

KDL Precision Molding, LLC	California, United States

KEX Canada, Inc.	Canada

K-MAX Corporation	Connecticut, United States

Legacy Technologies, LLC	Kansas, United States

Litron, LLC	Massachusetts, United States

M Wave Design LLC	Delaware, United States

MAST Technologies LLC	Delaware, United States

Micro-Tronics, LLC	Delaware, United States

Microwave Dynamics LLC	Delaware, United States

Mikron PMP, LLC	California, United States

Name of Subsidiary	Jurisdiction of Incorporation or Organization

Mikron Rubber Products Corp.	California, United States

Northern Engineering (Sheffield) Limited	United Kingdom

Northern Engineering UK Limited	United Kingdom

O’ Rings Limited	United Kingdom

Ohio Associated Enterprises, LLC	Delaware, United States

Ohmega Technologies, LLC	Delaware, United States

Oldham Seals Group Limited	United Kingdom

Oldham Seals Limited	United Kingdom

On Demand Manufacturing Inc.	Delaware, United States

Ovation IntermediateCo, LLC	Delaware, United States

Ovation Parent Holdings II, Inc.	Delaware, United States

Ovation Parent Holdings, Inc.	Delaware, United States

Ovation Parent, Inc.	Delaware, United States

Ovation TopCo GP, LLC	Delaware, United States

Ovation TopCo, LP	Delaware, United States

Pacific Aerospace & Electronics, LLC	Washington, United States

Paktron Holdings LLC	Delaware, United States

Paktron LLC	Delaware, United States

Planar Monolithics Industries, Inc.	Pennsylvania, United States

PSSC Holding Co.	Delaware, United States

Qnnect (M) Sdn. Bhd.	Malaysia

Qnnect, LLC	Delaware, United States

Quantic Corporate Holdings, Inc.	Delaware, United States

Quantic Electronics, LLC	Delaware, United States

Name of Subsidiary	Jurisdiction of Incorporation or Organization

Razor AcquisitionCo, Inc.	Delaware, United States

Razor Holdings LLC	Delaware, United States

Verwaltungsgesellschaft Reinfurt mbH	Germany

RMB Acquisition Corp.	Delaware, United States

RMB Products Inc.	California, United States

Rubbercraft Corporation of California, Ltd.	California, United States

RWG Germany GmbH	Germany

Sanders Industries Holdings, Inc.	Delaware, United States

Seal Science, Inc.	California, United States

SHS 16, LLC	Connecticut, United States

SI Holdings, Inc.	Delaware, United States

SI Intermediate Holding, Inc.	Delaware, United States

Sinclair Manufacturing Company, LLC	Massachusetts, United States

Spira Manufacturing Corporation	California, United States

Swift Textile Metalizing, LLC	Connecticut, United States

Swiftex, LLC	Connecticut, United States

Tantalum Pellet Company, LLC	Delaware, United States

Technical Research & Manufacturing Inc.	New Hampshire, United States

Thistle Design (MMC) Limited	United Kingdom

Ticer Technologies, LLC	Delaware, United States

Transcon Technologies, LLC	Delaware, United States

Twain Acquisition LLC	Delaware, United States

Union Technology Corp.	Delaware, United States

Viking Rubber Products, Inc.	California, United States

Wagner Rubber Products, Inc.	California, United States

Name of Subsidiary	Jurisdiction of Incorporation or Organization
Wenzel Associates, Inc.	Texas, United States

Wenzel International Inc. dba Croven Crystals	Canada

X-Microwave LLC	Texas, United States